UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, California 94070

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) Executive Officer Compensation Plan

On March 17, 2006, the Board of Directors of Nektar Therapeutics (the “Board”) approved the 2006 Executive Compensation Plan (the “2006 Executive Plan”). The Company’s executive officers are eligible to participate in the 2006 Executive Plan.

Each participant in the 2006 Executive Plan (an “Executive”) has his or her total target cash compensation established by the Company’s Organization and Compensation Committee, with such total target cash compensation equal to such Executive’s salary and a target bonus. Executives may earn their bonuses based on corporate performance goals as stated in the 2006 Executive Plan. Corporate performance goals are based upon four broad categories: building product pipeline; building a long term business; organizational capabilities and infrastructure; and financial performance.

Under the 2006 Executive Plan, the target bonus payment for the Company’s named executive officers, as a percentage of such executive officer’s total target cash compensation, are: (i) Chief Executive Officer and Executive Chairman each at 33 1/3%, (ii) Chief Scientific Officer at 30%, and (iii) Senior Vice President, Finance, Chief Financial Officer, Senior Vice President, Research and Development, and Senior Vice President, Corporate Operations and General Counsel each at 25%. The actual bonuses payable to the Chief Executive Officer and Executive Chairman may range, at the discretion of the Organization and Compensation Committee, from 0% to 50% of the target bonus percentage of total target cash compensation. The actual bonuses payable to the other executive officers may range, at the discretion of the Organization and Compensation Committee, from 0% to 45% of the target bonus percentage of total target cash compensation.

The 2006 Executive Plan also provides that executive officers, including the Chief Executive Officer, would receive annual option grants or restricted stock awards and in the case of an option grant, shall vest monthly over five years commencing on the date of grant and in the case of a restricted stock award, shall vest according to either specific performance milestones determined by the Organization and Compensation Committee or based upon period of service.

The above summary description of the 2006 Executive Plan is qualified in its entirety by reference to the 2006 Executive Plan attached hereto as Exhibit 10.1 and by this reference made a part hereof.

(b) Compensation Plan for Non-Employee Directors

On March 17, 2006, the Board approved the Compensation Plan for Non-Employee Directors (the “Director Plan”). Only the Company’s non-employee directors are eligible to participate in the Director Plan.

Each participant in the Director Plan is eligible to receive an annual retainer for their service on the Company’s board, including compensation for each board meeting and committee meeting which each Director attends; reimbursements for customary expenses for attending board, committee and stockholder meetings; and the compensation for the chairperson of each committee. The Director Plan also sets forth the equity compensation methodology for the Directors.

The above summary description of the Director Plan is qualified in its entirety by reference to the Director Plan attached hereto as Exhibit 10.2 and by this reference made a part hereof.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	2006 Executive Compensation Plan

10.2	Compensation Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Nevan C. Elam
Nevan C. Elam Senior Vice President Corporate Operations and General Counsel

Date:	March 23, 2006